LOAN AND SECURITY AGREEMENT


                                  by and among


                                ZB COMPANY, INC.

                                  as Borrower,


                   THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                         WELLS FARGO RETAIL FINANCE, LLC

                                    as Agent



                          Dated as of September 5, 2001



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                                Table of Contents



1.    DEFINITIONS AND CONSTRUCTION............................................1

      1.1.  Definitions.......................................................1
      1.2.  Accounting Terms.................................................24
      1.3.  Bankruptcy Code..................................................24
      1.4.  Code.............................................................24
      1.5.  Construction.....................................................24
      1.6.  Schedules and Exhibits...........................................24

2.    LOAN AND TERMS OF PAYMENT..............................................24

      2.1.  Revolving Advances; Swing Loans..................................24
      2.2.  Letters of Credit................................................31
      2.3.  Reserved.........................................................35
      2.4.  Reserved.........................................................35
      2.5.  Payments.........................................................35
      2.6.  Overadvances.....................................................36
      2.7.  Interest and Letter of Credit Fees:  Rates, Payments, and
            Calculations.....................................................36
      2.8.  Collection of Accounts...........................................37
      2.9.  Crediting Payments; Application of Collections...................38
      2.10. Designated Account...............................................38
      2.11. Maintenance of Loan Account; Statements of Obligations...........39
      2.12. Fees.............................................................39
      2.13. LIBOR Option.....................................................39
      2.14. Capital Requirements.............................................42

3.    CONDITIONS; TERM OF AGREEMENT..........................................42

      3.1.  Conditions Precedent to the Initial Advance and Issuance of
            the Initial Letter of Credit.....................................42
      3.2.  Conditions Precedent to all Advances and all Letters of
            Credit...........................................................45
      3.3.  Conditions Subsequent............................................46
      3.4.  Term.............................................................46
      3.5.  Effect of Termination............................................46
      3.6.  Early Termination by Borrower of Entire Agreement................46
      3.7.  Termination of Special Subline...................................47
      3.8.  Right of First Refusal...........................................47
      3.9.  Hilco............................................................47

4.    CREATION OF SECURITY INTEREST..........................................47

      4.1.  Grant of Security Interest.......................................47
      4.2.  Negotiable Collateral............................................50
      4.3.  Collection of Accounts, General Intangibles, and Negotiable
            Collateral.......................................................50
      4.4.  Delivery of Additional Documentation Required....................50
      4.5.  Power of Attorney................................................51

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                                Table of Contents
                                   (continued)


      4.6.  Right to Inspect; Inventories, Appraisals, Audits................51

5.    REPRESENTATIONS AND WARRANTIES.........................................52

      5.1.  No Encumbrances..................................................52
      5.2.  Reserved.........................................................52
      5.3.  Eligible Inventory...............................................52
      5.4.  Equipment........................................................52
      5.5.  Location of Inventory and Equipment..............................52
      5.6.  Inventory Records................................................53
      5.7.  Location of Chief Executive Office; FEIN.........................53
      5.8.  Due Organization and Qualification; Subsidiaries.................53
      5.9.  Due Authorization; No Conflict...................................53
      5.10. Litigation.......................................................54
      5.11. No Material Adverse Change.......................................54
      5.12. Reserved.........................................................54
      5.13. Employee Benefits................................................54
      5.14. Environmental Condition..........................................55
      5.15. Licenses.........................................................55
      5.16. Leases...........................................................55
      5.17. DDAs.............................................................55
      5.18. Credit Card Receipts.............................................55
      5.19. Brokerage Fees...................................................55
      5.20. Payment of Taxes.................................................56
      5.21. Bankruptcy Court Disclosures.....................................56
      5.22. Updates..........................................................56

6.    AFFIRMATIVE COVENANTS..................................................56

      6.1.  Accounting System................................................56
      6.2.  Collateral and Financial Reporting...............................56
      6.3.  Tax Returns......................................................60
      6.4.  Reserved.........................................................60
      6.5.  Returns..........................................................60
      6.6.  Title to Equipment...............................................60
      6.7.  Maintenance of Equipment.........................................60
      6.8.  Taxes............................................................60
      6.9.  Insurance........................................................61
      6.10. No Setoffs or Counterclaims......................................62
      6.11. Location of Inventory and Equipment..............................62
      6.12. Compliance with Laws.............................................62
      6.13. Employee Benefits................................................62
      6.14. Leases...........................................................63
      6.15. Mailing Lists, Advertising.......................................63
      6.16. Payroll and Operating Accounts...................................63
      6.17. Rent and Lease Obligations.......................................64


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                                Table of Contents
                                   (continued)


      6.18. Borrower Acknowledgment..........................................64

7.    NEGATIVE COVENANTS.....................................................64

      7.1.  Indebtedness.....................................................64
      7.2.  Liens............................................................64
      7.3.  Restrictions on Fundamental Changes..............................65
      7.4.  Disposal of Assets...............................................65
      7.5.  Change Name......................................................65
      7.6.  Guarantee........................................................65
      7.7.  Nature of Business...............................................65
      7.8.  Prepayments and Amendments.......................................65
      7.9.  Change of Control................................................65
      7.10. Consignments.....................................................65
      7.11. Distributions....................................................66
      7.12. Accounting Methods...............................................66
      7.13. Investments......................................................66
      7.14. Transactions with Affiliates.....................................66
      7.15. Suspension.......................................................66
      7.16. Compensation.....................................................66
      7.17. Use of Proceeds..................................................66
      7.18. Change in Location of Chief Executive Office; Inventory and
            Equipment with Bailees...........................................66
      7.19. No Prohibited Transactions Under ERISA...........................67
      7.20. Financial Covenants..............................................67
      7.21. Retail Performance and Other Covenants...........................68
      7.22. Capital Expenditures.............................................68
      7.23. Pay Down of Special Subline......................................68
      7.24. Minimum Special Subline Advances.................................68
      7.25. Post-Closing Payments............................................68

8.    EVENTS OF DEFAULT......................................................68


9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.................................70

      9.1.  Rights and Remedies..............................................70
      9.2.  Remedies Cumulative..............................................72

10.   TAXES AND EXPENSES.....................................................72


11.   WAIVERS; INDEMNIFICATION...............................................73

      11.1. Demand; Protest; etc.............................................73
      11.2. The Lender Group's Liability for Collateral......................73
      11.3. Indemnification..................................................73
      11.4. Damages..........................................................74

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                                Table of Contents
                                   (continued)


12.   NOTICES................................................................74


13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................75


14.   DESTRUCTION OF BORROWER'S DOCUMENTS....................................75


15.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................76

      15.1. Assignments and Participations...................................76
      15.2. Successors.......................................................78

16.   AMENDMENTS; WAIVERS....................................................78

      16.1. Amendments and Waivers...........................................78
      16.2. No Waivers; Cumulative Remedies..................................79

17.   AGENT; THE LENDER GROUP................................................79

      17.1. Appointment and Authorization of Agent...........................79
      17.2. Delegation of Duties.............................................80
      17.3. Liability of Agent-Related Persons...............................80
      17.4. Reliance by Agent................................................81
      17.5. Notice of Default or Event of Default............................81
      17.6. Credit Decision..................................................82
      17.7. Costs and Expenses; Indemnification..............................82
      17.8. Agent in Individual Capacity.....................................83
      17.9. Successor Agent..................................................83
      17.10.Withholding Tax..................................................84
      17.11.Collateral Matters...............................................85
      17.12.Restrictions on Actions by Lenders; Sharing of Payments..........86
      17.13.Agency for Perfection............................................86
      17.14.Payments by Agent to the Lenders.................................86
      17.15.Concerning the Collateral and Related Loan Documents.............87
      17.16.Field Audits and Examination Reports; Confidentiality;
            Disclaimers by Lenders; Other Reports and Information............87
      17.17.Several Obligations; No Liability................................88

18.   GENERAL PROVISIONS.....................................................88

      18.1. Effectiveness....................................................88
      18.2. Section Headings.................................................89
      18.3. Interpretation...................................................89
      18.4. Severability of Provisions.......................................89
      18.5. Counterparts; Telefacsimile Execution............................89
      18.6. Revival and Reinstatement of Obligations.........................89
      18.7. Integration......................................................89


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      18.8. Right to Publish Notice..........................................89

                                Table of Contents
                                   (continued)

Exhibits
A-1   Form of Assignment and Acceptance Agreement
B-1   Business Plan
B-2   Planned GOB Store Locations
C-1   Form of Compliance Certificate
D-1   Final Bankruptcy Court Sale Order
L-1   Form of Libor Notice
W-1   Collateral Activity Summary
6.2   Form of Borrowing Base Certificate

Schedules
C-1   Commitments
E-1   Borrower's Locations
P-1   Liens
R-1   Real Property Collateral
T-1   Tax Liens and Judgments
5.7   Chief Executive Office
5.8   Direct and Indirect Subsidiaries
5.10  Litigation
5.11  Material Changes
5.13  Benefit Plans
5.16  Leases and Capital Leases
5.17  DDAs
5.18  Credit Card Receipts
6.11  Location of Inventory and Equipment
7.21  Retail Performance Covenants

                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of September 5, 2001, among ZB Company, Inc., a Delaware corporation with its chief executive office located at 26610 Agoura Road, Suite 250, Calabasas, California ("Borrower") on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and WELLS FARGO RETAIL FINANCE, LLC, as Agent for the Lenders, on the other hand ("Agent").

      The parties agree as follows:
1.    DEFINITIONS AND CONSTRUCTION.
1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

      "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

      "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by the applicable Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

      "Advances" has the meaning set forth in Section 2.1(a).

      "Adjusted Letter of Credit Usage" means, as of any date of determination, the sum of (a) 30% of the undrawn amount of Inventory Letters of Credit outstanding 60 days or less, plus (b) 100% of the outstanding amount of all other outstanding Letters of Credit, plus (c) all domestic landing, freight and duty charges applicable thereto.

      "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

      "Agent" means Wells Fargo Retail Finance, LLC, solely in its capacity as agent for the Lenders, and shall include any successor agent.

      "Agent Advance" has the meaning set forth in Section 2.1(h).

      "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

      "Agent's Account" has the meaning set forth in Section 2.8.

      "Agent's Discretion" means:

               (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent shall be to the Agent's exercise of its commercially reasonable judgment, in good faith (which shall be presumed), from the perspective of a secured asset-based lender, based upon the Agent's consideration of any factor as the Agent, taking into account information of which the Agent then has knowledge, believes:

                  (i) Will or reasonably could be expected to materially affect the value of the Collateral, the enforceability or priority of the Agent's security and collateral interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may reasonably be expected to be encountered in the Agent's realizing upon the Collateral and likely Lender Group Expenses in connection with the enforcement of remedies and associated costs of collection in each case in any material respect);

                  (ii) Indicates that any report or financial information
            delivered to the Agent by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared substantially in accordance with the requirements of this Agreement;

                  (iii) Suggests a material increase in the likelihood that the Borrower will become the subject of a bankruptcy or insolvency proceeding; and/or

                  (iv)  Constitutes a Default or an Event of Default.

               (b) In the exercise of such judgment, the Agent also may take into account any of the following factors:

                  (i) Those included in, or tested by, the definitions of "Eligible Inventory" and "Cost";

                  (ii) The current financial and business climate of the
            industry in which the Borrower competes (having regard for the Borrower's position in that industry);

                  (iii) General economic conditions which have a material
            effect on Borrower's cost structure;

                  (iv) Material changes in or to the mix of the Borrower's Inventory;

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

                  (v) Seasonality with respect to the Borrower's Inventory and the pattern of the Borrower's retail sales versus that which was projected by Borrower;

                  (vi) Material changes in Availability versus that which was projected by Borrower; and/or

                  (vii) Such other factors as the Agent reasonably determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

               (c) The burden of establishing the failure of the Agent to have acted in a reasonable manner in such Agent's exercise of discretion shall be on the Borrower.

            "Agent's Liens" means the Liens granted by Borrower to Agent for the benefit of the Lender Group under this Agreement and/or the other Loan Documents.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Assignee" has the meaning set forth in Section 15.1.

            "Assignment and Acceptance" has the meaning set forth in Section
15.1 (a) and shall be in the form of Exhibit A-1.

            "Authorized Person" means any officer or other employee of the Borrower.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount available for Borrower to borrow under Section 2.1(a) (after giving effect to all then outstanding Advances and all sublimits and reserves applicable hereunder, including reserves with respect to Letters of Credit); provided that, in any event, the sum of outstanding Advances and Letters of Credit shall at no time exceed the amount available for Borrower to borrow under
Section 2.1 (a).

            "Availability Reserves" means such reserves as Agent from time to time determines in Agent's Discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on (but in each case not greater than) the following:

            (a) one-month's rent for any leased store location in a Landlord Lien State for which an acceptable Collateral Access Agreement has not been received by Agent (irrespective of whether any rent is currently due);

            (b)   in-store customer credits and gift certificates;

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

            (c) payables (based upon payables which are 30 days or more past due);

            (d)   frequent shopper programs;

            (e)   special orders and customer deposits;

            (f) taxes and other governmental charges, including tax Liens, ad valorem, personal property, sales, and other taxes which may have priority over the security interests of the Lender Group in the Collateral;

            (g)   held or post-dated checks;

            (h) claims that Agent believes in Agent's Discretion could have priority over the Obligations by virtue of Debtors' Bankruptcy Case and application of the Bankruptcy Code;

            (i)   the Lease Reserve;

            (j) any judgment lien against the Borrower or Collateral, including those listed on Schedule T-1; and

            (k) letter of credit reserves with respect to documentary letters of credit in an amount equal to (x) 30% of the stated amount in the case of documentary letters of credit outstanding 60 days or less or (y) 100% of the stated amount in the case of documentary letters of credit outstanding for more than 60 days.

            "Average Unused Portion of the Total Commitment" means, as of any date of determination, (a) the Total Commitment, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

            "Bankruptcy Case" means, collectively, the jointly-administered cases filed by the Debtors under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court, with a lead case no. 01-1749, or any successor case thereto.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss.101 et seq.), as amended, and any successor statute.

            "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other successor court where the Bankruptcy Case is pending.

            "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (Eastern

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time) 2 Business Days prior to the commencement of the applicable Interest
Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any of the Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Blocked Account" means any deposit account established by Borrower, including the Concentration Account, at a Blocked Account Bank pursuant to a Blocked Account Agreement.

            "Blocked Account Agreements" means those certain Blocked Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Blocked Account Banks.

            "Blocked Account Banks" means those banks or financial institutions listed on Schedule 5.17.

            "Borrower" has the meaning set forth in the preamble to this Agreement.

            "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

            "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Advance, or by Swing Lender in the case of a Swing Loan.

            "Borrowing Base" has the meaning set forth in Section 2.1(a).

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Business Plan" means Borrower's business plan attached hereto as Exhibit B-1, together with any amendment, modification, or revision to such business plan approved by Agent in the Agent's Discretion.

            "Capital Lease" means any lease which may be capitalized in accordance with GAAP.

            "CDI" means Children's Development, Inc., a Delaware corporation.

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

            "Change of Control" shall be deemed to have occurred if at any time Right Start shall cease to own 100% of the issued and outstanding capital stock of the Borrower.

            "Chattel Paper" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "chattel paper", including, without limitation, "tangible chattel paper" and "electronic chattel paper", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

            "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

            "Code" means the Uniform Commercial Code as in effect in the State of New York.

            "Collateral" means all Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a)   Accounts,

            (b)   Books,

            (c)   Deposit Accounts,

            (d)   General Intangibles,

            (e)   Inventory, Equipment and all other Goods,

            (f)   Investment Property,

            (g)   Negotiable Collateral,

            (h)   Real Property Collateral,

            (i) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

            (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, Deposit Accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory or any item of collateral, in each case, in form and substance reasonably satisfactory to Agent.

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

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commercial Tort Claim" means all of Borrower's right, title and interest with respect to any "commercial tort claim" as that term is defined in the Code.

            "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

            "Committee" means the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Administrative Borrower to Agent.

            "Concentration Account" means account number 2014190205314 of Borrower, maintained at First Union National Bank, or such other deposit accounts of Borrower (located in the United States) into which cash received in the other Blocked Accounts is wire transferred as provided in Section 2.8(b).

            "Concentration Account Agreement" means the Blocked Account Agreement among Borrower, the Concentration Account Bank and Agent, applicable to the Concentration Account.

            "Concentration Account Bank" means First Union National Bank.

            "Cost" means the calculated cost of Inventory, as determined from invoices received by Borrower, Borrower's purchase journal or stock ledger, based upon Borrower's accounting practices, known to Agent, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in Borrower's determination of cost of goods sold and bringing goods to market, all within Agent's sole discretion and in accordance with GAAP.

            "CPI" means Children's Products, Inc., a Delaware corporation.

            "Credit Card Agreements" means those certain agreements between Agent and the Credit Card Processors of Borrower pursuant to which such Credit Card Processors agree to transfer on a daily basis all credit card receipts of Borrower, or other amounts payable by such Credit Card or Processor, into the

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Concentration Account or any other Blocked Account. All Credit Card Agreements shall be in form and substance satisfactory to Agent.

            "Credit Card Processor(s)" means any Person which acts as a credit card clearinghouse or processor of credit card payments accepted by Borrower.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand daily depository account maintained by Borrower.

            "Debtors" means, collectively, ZBI, CPI, CDI, NKI, Distribution and ZB Direct.

            "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" has the meaning set forth in Section 2.1
(f)(ii).

            "Defaulting Lenders Rate" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

            "Deposit Account" means any "deposit account" (as that term is defined from time to time in the Code) maintained by the Borrower.

            "Designated Account" means account number 2000006161462 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

            "Designated Account Bank" means First Union National Bank, whose office is located at MD4475, First Union Tower, 7 St. Paul Street, 3rd Floor, Baltimore, Maryland 21202-4475, and whose ABA number is 031100225.

            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 360 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to credit card receivables during such period by (b) the Borrower's collections with respect to credit card receivables during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the Advance Rate against Eligible Credit Card Accounts by one percentage point for each percentage point by which Dilution is in excess of

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7.5%, such amount to be determined by Agent upon the completion of the first field examination conducted after the Closing.

            "DIP Facility" means that certain Debtor in Possession Loan and Security Agreement dated as of May 15, 2001 among WFRF, as Agent, the Debtors, as Borrowers, and the Lenders party thereto, together with all agreements, documents, and instruments executed therewith.

            "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

            "Distribution" means Children's Distribution, L.L.C., a New Jersey limited liability company.

            "Document" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any "document" as that term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

            "Dollars or $" means United States dollars.

            "Effective Advance Rate" means, at any date of determination, the result, expressed as a percentage, of: (i) the sum of the outstanding balance of the Loan Account plus the amount of all outstanding stand-by Letters of Credit in an aggregate amount in excess of $1,000,000, divided by (ii) the value of Eligible Inventory.

            "Eligible Credit Card Accounts" means Accounts owed to Borrower from Credit Card Processors arising from purchases by the Borrower's customers on credit cards, to the extent deemed eligible in the Agent's Discretion, net of all applicable Reserves.

            "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business that are located at Borrower's premises identified on Schedule E-1 and, in the Agent's Discretion, in transit Inventory in an amount not to exceed $15,000,000 which was purchased using an Inventory Letter of Credit that, as of any date of determination, had been drawn within the preceding 40 days, provided that all related Letter of Credit Obligations (including any repayment obligations under Section 2.2) have been repaid in full, in each instance that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Lender Group in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by the Agent in the Agent's Discretion. In determining the amount to be so included, Eligible Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrower's current and historical accounting practices less the amount of all Inventory Reserves. An item of Inventory shall not be included in Eligible Inventory if:

            (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

            (b) it is not located at one of the locations set forth on Schedule E-1;

            (c) it is not subject to a valid and perfected first priority security interest in favor of the Lender Group;

            (d) it consists of goods returned or rejected by Borrower's customers or goods in transit except to the extent expressly included above; or

            (e) it is obsolete or slow moving, a restrictive or an item custom-made for a third party, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, defective goods, "seconds," or Inventory acquired on consignment.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, or (e) any other Person approved by Agent and Borrower.

            "Entered" means entered on the docket with respect to the Bankruptcy Case by the Clerk of the Bankruptcy Court.

            "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "equipment", as that term is defined from time to time in the Code, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of
1974, 29 U.S.C.ss.ss.1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

            "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

            "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

            "Estate" means, collectively, the estates of the Debtors created under Section 541 of the Bankruptcy Code by virtue of the Bankruptcy Case.

            "Event of Default" has the meaning set forth in Section 8.

            "Existing Lender" means WFRF, as Agent under the DIP Facility.

            "Fee Letter" means that certain fee letter agreement dated as of the date hereof between Borrower and Agent, in form and substance satisfactory to Agent in Agent's discretion.

            "FEIN" means Federal Employer Identification Number.

            "Final Bankruptcy Court Order" means a Final Order in form, scope and substance acceptable to the Agent finally approving, and authorizing the Debtors to enter into the Purchase Agreement and complete the transactions contemplated thereby, which order must include a finding that the Borrower is a good faith purchaser under Section 363(m) of the Bankruptcy Code, as such order may be amended, modified or supplemented from time to time with the express written joinder and consent of the Agent and the Borrower and the approval of the Bankruptcy Court, which order has not been vacated or appealed with respect to the questions of whether the Borrower is a good faith purchaser under Section 363(m) of the Bankruptcy Code or whether the transactions contemplated by the Purchase Agreement may be completed, or reversed, stayed, modified or supplemented.

            "Final Bankruptcy Court Order Date" means the date which the Final Bankruptcy Court Order shall have been duly Entered by the Bankruptcy Court and shall be in full force and effect, and shall not have been reversed, stayed, modified or amended, absent written consent of the Agent and the Borrower.

            "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

            "Funding Date" means any date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, commercial tort claims, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

            "Goods" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "goods", as that term is defined from time to time in the Code, including, without limitation, any and all Inventory and Equipment.

            "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hilco" means Hilco Capital L.P.

            "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases,
(d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person. "Indebtedness" shall not include trade credit extended to the Borrower in the ordinary course of business or indemnification obligations assumed by Borrower under the terms of contracts entered into by Borrower in the ordinary course of business.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Instruments" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "instruments", including, without limitation, any "promissory notes", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement, of even date herewith, between Borrower and Agent.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest period to, but excluding, the day on which any Interest Period expires, (c) any Interest period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest period numerically corresponding day in the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to "inventory", as that term is defined from time to time in the Code, including, without limitation, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

            "Inventory Letter of Credit" means a documentary Letter of Credit issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance reasonably satisfactory to Agent and reflecting the passage to Borrower of title to first quality Inventory conforming to Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Inventory.

            "Inventory Reserves" means such reserves as may be established from time to time by Agent in Agent's Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the current retail or market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

            (a)   seasonality;

            (b)   shrinkage;

            (c)   imbalance;

            (d)   change in Inventory character, composition or mix;

            (e)   markdowns (both permanent and point of sale);

            (f)   damaged or unsaleable returns;

            (g) retail markons or markups inconsistent with prior period practice and performance, current business plans, or advertising calendar and planned advertising events;

            (h) estimated reclamation claims of unpaid sellers of Inventory to Borrower, if any; and

            (i) reserves in connection with Inventory Letters of Credit outstanding for more than 60 days or in transit Inventory that does not constitute Eligible Inventory.

            "Investment Property" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined in Section 9115 of the Code).

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "Key Managers" means Raymond Springer, Jerry Welch and Jerome
Kollar.

            "Landlord Lien State" means any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, are senior or equal in priority to a perfected security interest in such assets.

            "L/C" has the meaning set forth in Section 2.2(a).

            "L/C Guaranty" has the meaning set forth in Section 2.2(a).

            "Lease" means any lease or other agreement, no matter how styled or structured, which the Borrower is entitled to the use or occupancy of any space.

            "Lease Reserve" means, as of any date of determination, an amount equal to the liabilities of the Borrower under all Capital Leases and operating leases of Personal Property for the next succeeding four months from such date of determination to the extent that monthly payments on such Capital Leases and operating leases exceed the amounts used in the calculation Net Retail Liquidation Value, provided that such amount shall not be less than zero.

            "Leasehold Interest" means Borrower's interest under any lease in any Real Property at which it maintains any of the Collateral (other than the Real Property Collateral).

            "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 and shall in any event include the Special Subline Participant.

            "Lender Group" means, individually and collectively, each of the individual Lenders, Agent and the Special Subline Participant.

            "Lender Group Expenses" means all: costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, Collateral and field examinations and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor; and the reasonable attorneys fees and expenses incurred by Agent and each Lender in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including attorneys fees and expenses incurred in connection with the Bankruptcy Case, or any other Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), irrespective of whether suit is brought.

            "Letter(s) of Credit" means an L/C or an L/C Guaranty, as the context requires.

            "Letter of Credit Fee" has the meaning set forth in Section 2.7(b).

            "Letter of Credit Rights" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "letter of credit rights", as that term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

            "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance under the Standard Line that bears interest at a rate determined by reference to the LIBOR Rate.

            "LIBOR Rate Margin" means, as of the Closing Date through October 31, 2001, 3.5% and, thereafter, the respective amounts set forth in the following table. The LIBOR Rate Margin shall be adjusted on the first Business Day of each fiscal quarter in Borrower's fiscal year and shall be determined by reference to the average level of Availability (determined as of the end of each Business Day) during the immediately preceding fiscal quarter or part thereof of the Borrower.

      Average Fiscal Quarter Availability               LIBOR Rate Margin
      -----------------------------------               -----------------
      Greater than $25,000,000                                2.25%
      Greater than $15,000,000 but less than or               2.50%
      equal to $25,000,000
      Greater than $5,000,000 but less than or                3.00%
      equal to $15,000,000
      Less than or equal to $5,000,000                        3.50%


            "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.11.

            "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Concentration Account Agreement, the Blocked Account Agreements, the Intellectual Property Security Agreement, the Mortgages, the Credit Card Agreements, the Participation and Intercreditor Agreement, the Parent Guaranty, the Parent Pledge, the Syndication Letter, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, including a material adverse change in the business, prospects, operations, results or operations, assets, liabilities or condition since the date of the latest financial information submitted to Agent hereunder or at any time as compared to the Business Plan attached hereto on the date of execution hereof as Exhibit B-1, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Mortgages" means one or more mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, or deeds to secure debt, executed by Borrower in favor of Agent for the benefit of the Lender Group, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

            "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

            "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to any letters of credit, Letter of Credit Rights, Instruments, drafts, Documents, and Chattel Paper, and any and all supporting obligations in respect thereof.

            "Net Retail Liquidation Value" or "NRLV" means the appraised liquidation value of Eligible Inventory (without duplication as to any Reserves) less reasonable liquidation expenses (to the extent not reflected in the applicable appraisal), as each is determined by Agent (or its agents) in the Agent's Discretion from time to time. NRLV is expressed herein as a percentage of the Cost value of Eligible Inventory.

            "NKI" means Noodle Kidoodle, Inc., a Delaware corporation.

            "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others (excluding trade claims or other liabilities owed to a particular member of the Lender Group unrelated to this Agreement) that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

            "Originating Lender" has the meaning set forth in Section 15.1(e).

            "Overadvance" has the meaning set forth in Section 2.6.

            "Parent" means The Right Start, Inc., a California corporation.

            "Parent Guaranty" means that certain general continuing guaranty executed and delivered by Parent in favor of Agent, for the benefit of the Lender Group, in form and substance acceptable to Agent.

            "Parent Loan Facility" means that certain Loan and Security Agreement dated January 23, 2001 by and between the Parent and WFRF (as successor to Paragon Capital LLC), as amended from time to time, and all agreements, documents and instruments executed in connection therewith.

            "Parent Pledge" means a stock pledge agreement executed and delivered by Parent in favor of Agent, for the benefit of the Lender Group, in form and substance acceptable to Agent, pursuant to which Parent shall pledge 100% of the capital stock of Borrower to secure the Parent's obligations under the Parent Guaranty.

            "Participant" has the meaning set forth in Section 15.1(e).

            "Participation and Intercreditor Agreement" means that certain Participation and Intercreditor Agreement, of even date herewith, between the Agent, WFRF and the Special Subline Participant.

            "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

            "Permitted Liens" means the following Liens (to the extent, with respect to Borrower or any of its assets or properties, if created, incurred or assumed by the Borrower before the filing Date same are valid, perfected, and non-avoidable in accordance with applicable law): (a) Liens held by the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or
(ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1,
(d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under Capital Leases or Permitted Financing Indebtedness to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.22 or existing as of the date of this Agreement and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent not prohibited under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, and (j) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

            "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien or any state or local tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

            "Permitted Financing Indebtedness" means Sale-Leaseback Indebtedness and Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding not to exceed $10,000,000, provided that in no instance may such Indebtedness be secured by a lien on or security interest in any Real Property owned in fee by Borrower.

            "Permitted Subordinated Indebtedness" means unsecured Indebtedness contractually subordinated to the Obligations in a maximum aggregate principal amount not to exceed $5,000,000, provided that the terms of such Indebtedness and the subordination thereof shall be satisfactory to Agent in Agent's Discretion.

            "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

            "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

            "Planned GOB Store Sales" means the "going-of-business" or "store closing" sales to be conducted at the locations listed on Exhibit B-2.

            "PNC" means PNC Leasing, LLC.

            "PNC Loan Documents" means the Letter Agreement - Term Loan between the Borrower and PNC dated September 5, 2001 and all related agreements, instrument and documents.

            "Post-Closing Payments" means, collectively, the Cure Costs, the Post-Closing Payments, and the Additional Post-Closing Payments (as each such term is defined in the Purchase Agreement) and any other post-closing monetary obligations of the Borrower to the Debtors' Estates or any other Person under the Purchase Agreement.

            "Pre-Effective Jurisdiction" means, as of any date, any state or other jurisdiction in which Revised Article 9 is not effective.

            "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments. WFRF's Pro Rata Share of the Special Subline shall be deemed to be 100%, notwithstanding any assignment of its Commitment to other Lenders.

            "Purchase Agreement" means the Asset Purchase Agreement by and among the Borrower, Parent and the Debtors dated as of August 31, 2001.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Indebtedness related to Capital Leases) incurred at the time of the acquisition of any fixed personal property assets for the purpose of financing all or any part of the acquisition cost thereof, to the extent such transaction is permitted under Section 7.22.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

            "Real Property Collateral" means all of Borrower's right, title, and interest (whether as owner, lessee, or otherwise) in the parcel or parcels of real property and the related improvements thereto, and each of the leased locations, whether or not identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

            "Reference Rate" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, National Association, or any successor thereto, as its "prime rate," irrespective of whether such announced rate is the best rate available from such financial institution.

            "Reference Rate Loan" means each portion of an Advance under the Standard Line that bears interest at a rate determined by reference to the Reference Rate.

            "Reference Rate Margin" means, as of the Closing Date through October 31, 2001, 1.75% and, thereafter, the respective amounts set forth in the following table. The Reference Rate Margin shall be adjusted on the first Business Day of each fiscal quarter in Borrower's fiscal year and shall be determined by reference to the average level of Availability (determined as of the end of each Business Day) during the immediately preceding fiscal quarter or part thereof of the Borrower.

      Average Fiscal Quarter Availability             Reference Rate Margin
      -----------------------------------             ---------------------
      Greater than $25,000,000                                0.25%
      Greater than $15,000,000 but less than or               0.50%
      equal to $25,000,000
      Greater than $5,000,000 but less than or                0.75%
      equal to $15,000,000
      Less than or equal to $5,000,000                        1.75%

            "Refinancing Notice" has the meaning set forth in Section 3.8.

            "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

            "Required Lenders" means, at any time, WFRF, together with such other Lenders whose Pro Rata Shares together with WFRF aggregate 50.1% or more of the Commitments.

            "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Reserves" means all (if any) Availability Reserves, Inventory Reserves and any other reserves which may be established in the Agent's Discretion under this Agreement.

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other equity interest in, Borrower now or hereafter outstanding, except a dividend payable solely in shares of stock or interests of the same class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other equity interest in, Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other equity interest in, Borrower now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any subordinated indebtedness.

            "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

            "Revised Article 9" means revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform

State Law and contained in the 2000 official text of the Uniform Commercial
Code.

            "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances (including any Swing Loans or Agent Advances) and undrawn or unreimbursed Letters of Credit outstanding.

            "Sale-Leaseback Indebtedness" means Indebtedness (other than the Obligations, but including Indebtedness related to Capital Leases) incurred in connection with any sale-leaseback transaction involving personal property of the Borrower, to the extent such transaction is permitted under Section 7.22.

            "Settlement" has the meaning set forth in Section 2.1(i)(i).

            "Settlement Date" has the meaning set forth in Section 2.1(i)(i).

            "Special Subline" means the line of credit provided under Section 2.1(a)(y). The Special Subline shall not be used to fund Agent Advances, Swing Loans, Overadvances or to purchase risk participations in Letters of Credit. Any Advances under the Special Subline shall be designated as such by Agent on the date made and such designation shall not be effected by any subsequent change in the amount of the Borrowing Base or in the amount of outstanding Revolving Facility Usage.

            "Special Subline Participant" shall mean the Participant named in the Participation and Intercreditor Agreement, or any successor thereof.

            "Standard Line" means the line of credit provided under Section 2.1(a)(x). All Agent Advances, Swing Loans, Overadvances and purchases of risk participations in Letters of Credit shall be deemed made under the Standard Line.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Swing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

            "Swing Loan" has the meaning set forth in Section 2.1(m).

            "Syndication Letter" means that loan syndication letter dated as of the date hereof between Borrower and Agent, in form and substance satisfactory to Agent in Agent's Discretion.

            "Total Commitment" means One Hundred Fifteen Million Dollars ($115,000,000), as reduced from time to time in accordance with this Agreement.

            "Voidable Transfer" has the meaning set forth in Section 18.6.

            "WFRF" means Wells Fargo Retail Finance, LLC.

            "ZB Direct" means Zany Brainy Direct LLC, a Delaware limited liability company.
            "ZBI" means Zany Brainy, Inc., a Pennsylvania corporation.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

1.3. Bankruptcy Code. Any terms used in this Agreement which are defined in the Bankruptcy Code shall be construed and defined as set forth in the Bankruptcy Code, unless otherwise defined herein.

1.4. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.5. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

1.6. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

2.1.  Revolving Advances; Swing Loans.

            (a) Subject to the terms and conditions of this Agreement and subject to the entry of the Final Bankruptcy Court Order, each Lender agrees (severally and not jointly) to make advances (collectively, including the Swing Loans and the Agent Advances, the "Advances") to Borrower in an aggregate amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the least of (i) the Total Commitment, less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base, less (A) the Adjusted Letter of Credit Usage, less (B) without duplication, the aggregate amount of Availability Reserves. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                  (x) the lesser of (i) $100,000,000, or (ii) an amount equal to the sum of (a) for each calendar year of this Agreement, (I) during the month of January, sixty percent (60%) of the Cost value of Eligible Inventory (but not to exceed eighty-five percent (85%) of the product of the Cost value of Eligible Inventory multiplied by Net Retail Liquidation Value), (II) during the months of February through April, sixty-five percent (65%) of the Cost value of Eligible Inventory (but not to exceed eighty-five percent (85%) of the product of the Cost value of Eligible Inventory multiplied by Net Retail Liquidation Value), and (III) during the months of May through December, up to eighty-five percent (85%) of the product of the Cost value of Eligible Inventory multiplied by Net Retail Liquidation Value, and (b) the lesser of (A) seventy-five percent (75%) of Eligible Credit Card Accounts or (B) $7,500,000, less the amount of the Dilution Reserve; plus,

                  (y) subject to Sections 7.23 and 7.24, the lesser of (i) $15,000,000 or (ii) up to an additional fifteen percent (15%) of the product of the Cost value of Eligible Inventory multiplied by Net Retail Liquidation Value, minus

                  (z) the aggregate amount of Reserves, if any, without duplication, established by Agent under Sections 2.1(b),
                  6.14 and 10;

provided, that the sum of the aggregate outstanding Advances plus all outstanding Stand-by Letters of Credit in an aggregate amount in excess of $1,000,000 shall never exceed 90% of the product of the Cost value of Eligible Inventory multiplied by Net Retail Liquidation Value, such determination to be made based on a five day trailing average; provided, further, the sum of (x) and
(y) above shall never exceed 95% of the product of the Cost value of Eligible Inventory multiplied by Net Retail Liquidation Value; and provided, further, that no Advances shall be made under the Standard Line unless the outstanding principal balance of the Advances made under the Special Subline: (i) equals or exceeds $10,000,000 during the period from May 1 of any calendar year through December 24 of such year and (ii) equals $7,500,000 during the period from December 26 of any year through April of the following year.

            (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Agent may create reserves, without duplication, against the Borrowing Base or reduce its advance rates based upon Eligible Inventory without declaring an Event of Default (i) for any amount subject to a Permitted Protest,
(ii) for amounts owing to landlords or similar Persons who could assert a statutory lien in respect of any of the Collateral, (iii) as determined by Agent based on noncompliance with the covenants set forth in Section 7.21, or (iv) as determined in the Agent's Discretion.

            (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

            (d) Procedure for Borrowing. Each Borrowing under the Standard Line shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 2:00 p.m. (Eastern time) on the Funding Date if such advance is for $5,000,000 or less or no later than 2:00 p.m. (Eastern time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day. Each Borrowing under the Special Subline shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 2:00 p.m. (Eastern time) five Business Days prior to the requested Funding Date; provided that each Borrowing under the Special Subline shall be for an amount equal to or exceeding $300,000; and provided, further, that the Borrower shall make no more than three Borrowings under the Special Subline per month.

            (e) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d) in excess of $5,000,000, the Agent may elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.1(m) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.1(m), Agent shall elect to have the terms of Section 2.1(f) apply to such requested Borrowing. Any requested Borrowing of $5,000,000 or less under the Standard Line shall be made as a Swing Loan pursuant to the terms of Section 2.1(m). Notwithstanding the foregoing, any requested Borrowing under the Special Subline shall be made pursuant to Section 2.1(d).

            (f)   Making of Advances.

                  (i) In the event that the Agent shall elect to have the terms of this Section 2.1(f) apply to a requested Borrowing under the Standard Line in excess of $5,000,000 as described in Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), the Agent shall notify the Lenders, not later than 3:00 p.m. (Eastern time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (Eastern time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, the Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Designated Deposit Account; provided, however, that, subject to the provisions of Section 2.1(l), the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                  (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder.

            (g)   Reserved.

            (h)   Agent Advances.

                  (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, to make Advances under the Standard Line to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrower without the consent of the Required Lenders if the amount thereof would exceed $5,000,000 in the aggregate at any one time.

                  (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances under the Standard Line and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.7.

            (i) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances; provided that WFRF's funded portion of the Advances under the Special Subline is intended by the Lenders at all times to be equal to its Pro Rata Share of the Special Subline. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) for itself, with respect to each Agent Advance and for Swing Lender with respect to each Swing Loan, and (2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (Eastern time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(i)(ii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 1:00 p.m. (Eastern time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and
(z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (Eastern time) on the Settlement Date transfer in same day funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing WFRF's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                  (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the closing fee payable by Borrower under Section 2.12(a) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                  (iii) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to WFRF any payments received by the Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to WFRF's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to WFRF's Pro Rata Share of the Advances other than Agent Advances, as provided for in the previous sentence, WFRF shall pay to the Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, the Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this

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

Agreement on the daily amount of funds employed by the Agent or the Lenders, as applicable.

            (j) Notation. The Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Agent Advances owing to the Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

            (k) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

            (l) Overadvances. Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to Section 2.1(h)(i)(2)(C). If the conditions for borrowing under Section 3.2(d) cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrower in its discretion. The Advances and Swing Loans, as applicable, that are made pursuant to this
Section 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c)(i) without regard to the presence or absence of a Default or Event of Default.

      In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

      Each Lender shall be obligated to settle with Agent as provided in Section 2.1(i) for the amount of such Lender's Pro Rata Share of any unintentional

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

Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(l), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

      Nothing contained herein shall limit or impair the Borrower's obligations under Section 2.6.

            (m)   Making of Swing Loans.

                  (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.1(m) apply to a requested Borrowing under the Standard Line as described in Section 2.1(e), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.1(m) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account, provided that in no event shall the aggregate outstanding principal amount of the Swing Loans exceed $5,000,000. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances under the Standard Line , except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.1(m), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Reference Rate Loans.

2.2.  Letters of Credit.

            (a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

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

                  (i) the aggregate amount of all undrawn and unreimbursed Letters of Credit would exceed the lower of: (x) the Borrowing Base less the amount of outstanding Advances, or (y) twenty-five million Dollars ($25,000,000); or

                  (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit would exceed the Total Commitment less the amount of outstanding Advances; or

                  (iii) the amount of the requested Letter of Credit would exceed Availability.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in the Agent's Discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance under the Standard Line and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.7.

            (b) Indemnification. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for Borrower's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

            (c) Supporting Materials. Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

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

            (d) Costs of Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

            (e) Indemnification. Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 102% of the Lender Group's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's Discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

            (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                  (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.7(a) or (c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

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

            (g)   Participations.

                  (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with this Section 2.2, each Lender under the Standard Line shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                  (ii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                  (iii) Obligations Irrevocable. The obligations of each Lender under the Standard Line to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                        (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                        (B) the existence of any claim, setoff, defense, or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

                        (C) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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

                        (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                        (E)   the occurrence of any Default or Event of Default.

2.3.  Reserved.
2.4.  Reserved.
2.5.  Payments.

            (a)   Payments by Borrower.

                  (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:30 a.m. (Eastern time) on the date specified herein. Any payment received by Agent later than 11:30 a.m. (Eastern time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b) Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest on specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied, first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Swing Loans and Agent Advances; fourth, to pay or prepay principal of Swing Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Swing Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(i). The foregoing application shall be subject to the terms of the Participation and Intercreditor Agreement.
2.6. Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1,
2.2 and 2.3 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 or 2.3 (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of Section 2.5(b).

2.7.  Interest and Letter of Credit Fees:  Rates, Payments, and Calculations.

            (a) Interest Rates. Except as provided in Section 2.7(c), (i) all Obligations (except for undrawn Letters of Credit and Advances under the Special Subline) shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Reference Rate plus the Reference Rate Margin. Except as provided in Section 2.7(c), Advances under the Special Subline shall bear interest at the daily balance thereof at a rate per annum equal to fourteen and one-half percent (14.50%).

            (b) Letter of Credit Fee. Borrower shall pay Agent, for the ratable benefit of the Lender Group under the Standard Line, a monthly fee (the "Letter of Credit Fee") (in addition to the charges, commissions, fees, and costs set forth in Section 2.2) equal to the sum of (i) ten basis points (0.10%) per month multiplied by the average amount of all documentary Letters of Credit outstanding during such month and (ii) the then applicable LIBOR Rate Margin multiplied by the average amount of all standby Letters of Credit outstanding during such month.

            (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit and Advances under the Special Subline) shall bear interest on the Daily Balance at a per annum rate equal to 2 percentage points above the Reference Rate plus the highest Reference Rate Margin provided for hereunder, (ii) the Letter of Credit Fee shall be increased to 2 percentages points per annum over the then applicable Letter of Credit Fee provided in Section 2.7(b), and (iii) Advances under the Special Subline shall bear interest on the Daily Balance at a per annum rate equal to sixteen and one-half percent (16.50%).

            (d)   Reserved.

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

            (e) Payments. Interest and Letter of Credit Fees payable hereunder (except interest in respect of LIBOR Rate Loans, which shall be payable in accordance with Section 2.13(a)) shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.12 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to the applicable Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

            (f) Computation. The Reference Rate as of the date of this Agreement is 6.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

            (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess. 2.8. Collection of Accounts.

            (a) Borrower shall, immediately after the Closing Date, instruct all Credit Card Processors and all depositories maintaining a DDA to remit all Collections directly to the Concentration Account via electronic funds transfer (including, but not limited to ACH transfers) on each Business Day. Borrower shall cause all cash received by Borrower at any retail store location to be deposited on a daily basis into any Blocked Account or, at Agent's option, any other bank account, thereupon to be deposited to or sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account. In addition, Borrower agrees that all other Collections and other amounts received directly by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into any Blocked Account. With respect to such bank accounts that are Blocked Accounts, Borrower, Agent and the Blocked Account Banks shall enter into Blocked Account Agreements, which, among other things, with respect to all Blocked Accounts (other than the Concentration Account) will provide for all cash deposited into a Blocked Account to be sent by electronic funds transfer (including, but not limited to, ACH transfers) each Business Day to the Concentration Account. With respect to each account (other than Blocked Accounts) into which Collections are deposited, Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Agent, each such bank to send via wire transfer (including, but not limited to, ACH transfers) each Business Day all funds deposited into each such account to the Concentration Account and each such bank shall agree to do so. No Blocked Account Agreement or other arrangement contemplated in this Section 2.8(a) shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Blocked Account Agreement applicable to the Concentration Account, all amounts received in the Concentration Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

            (b) Borrower shall not, and shall not permit any of its Subsidiaries to, open or maintain any deposit account or investment account with any bank or other financial institution other than the Designated Account, the Blocked Accounts and the other accounts listed on Schedule 5.17. All deposit accounts and investment accounts of Borrower and its Subsidiaries are listed on Schedule 5.17.

2.9. Crediting Payments; Application of Collections. The receipt of any Collections by Agent (whether from transfers to Agent by the Concentration Account Bank pursuant to the Concentration Account Agreement, or by any other Blocked Account Bank, pursuant to any Blocked Account Agreements, or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrower for one Business Day of "clearance" or "float" at the rate set forth in Section 2.7(a)(i) or Section 2.7(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:30 a.m. Eastern time. If any Collection item is received into the Agent's Account on a non-Business Day or after 11:30 a.m. Eastern time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.10. Designated Account. Agent and the Lender Group is authorized to make the Advances and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(e). Borrower agrees to establish and maintain the Designated Account with the

Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.
2.11. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by the Lender Group to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with
Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Collection Account Bank or Blocked Account Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest and fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.
2.12. Fees. Borrower shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

            (a) Fee Letter Fees. All fees set forth in the Fee Letter as and when due under the terms thereof; and

            (b) Financial Examination, Documentation, and Appraisal Fees. For each of the respective sole accounts of Agent and, to the extent a Lender accompanies Agent under Section 4.6, such Lender: (i) a fee of $850 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent and any such Lender; (ii) an appraisal fee of $1500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent and any such Lender; (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral. 2.13. LIBOR Option.

            (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Reference Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances (other than the Swing Loans and Advances under the Special Subline, for which there is no LIBOR Option) be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Reference Rate Loans hereunder.

            (b)   LIBOR Election.

                  (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Eastern time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this
Section 2.13 shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Boston time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                  (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

            (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) upon conversion by Agent, in accordance with Section 2.13 or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

            (d)   Special Provisions Applicable to LIBOR Rate.

                  (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

            (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section 2.13 shall apply as if each Lender or its

Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans. 2.14. Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.    CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Initial Advance and Issuance of the Initial Letter of Credit. The obligation of the Lender Group to make the initial Advance and to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of the Lender Group and its counsel, of each of the following conditions on or before the Closing Date:

            (a)   the Closing Date shall occur on or before September 5, 2001;

            (b) Agent shall have received satisfactory results of background checks on Borrower's key management personnel;

            (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                  (i)   the Concentration Account Agreement,

                  (ii)  the Disbursement Letter,

                  (iii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower,

                  (iv)  the Intellectual Property Security Agreement,

                  (v)   the Credit Card Agreements,

                  (vi)  the Fee Letter,

                  (vii) the Participation and Intercreditor Agreement, signed by WFRF and the Special Subline Participant and acknowledged and agreed to by the Borrower,

                  (viii)      the Parent Guaranty;

                  (ix)  the Parent Pledge; and

                  (x) a Mortgage on the Borrower's owned real estate in Phillipsburg, New Jersey.

            (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors, authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers or directors of Borrower to execute the same;

            (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

            (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

            (g) Agent shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

            (h) Agent shall have received evidence the Borrower has ordered certificates of status with respect to Borrower, such certificates to be issued by the appropriate officers of the jurisdictions of organization of the Borrower and the jurisdictions where Borrower maintain their principal places of business, which certificates shall indicate that Borrower is in tax good standing in such jurisdictions;

            (i) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

            (j) Agent shall have received an opinion or opinions of Borrower's counsel in form and substance satisfactory to Agent in its sole discretion;

            (k) Agent shall have received proof of the mailing, to each depository institution with which any DDA is maintained, of notification (in form satisfactory to Agent) of the Lender Group's interest in such DDA;

            (l) Borrower shall have Availability of not less than $15,000,000, after taking into account the initial Advance (in an amount sufficient to pay in full all obligations owing to Existing Lender and all other amounts due under the Purchase Agreement and the Final Bankruptcy Court Order) and the issuance of any Letters of Credit on the Closing Date;

            (m) All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel;

            (n) No order shall have been entered or requested by any Person (i) for appointment of a trustee or examiner of any of the Debtors, or (ii) to convert the Bankruptcy Case to Chapter 7 or to dismiss the Bankruptcy Case;

            (o) All obligations (including principal, accrued interest and fees) owing to the Existing Lender shall have been paid in full with the proceeds of the initial Advances and the commitments of the Existing Lender under the DIP Facility shall have been terminated;

             (p) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, (ii) a field survey performed by examiners on behalf of the Lender Group and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Agent;

            (q) Agent shall have received the Business Plan, in form and substance acceptable to the Agent;

            (r) Borrower shall have reimbursed the Lender Group for all of the reasonable costs incurred by the Lender Group in connection with the transactions contemplated by this Agreement, including, but not limited to, all fees due and payable as of the Closing Date and expenses for audits, collateral appraisals, legal assistance, and lien searches and filings;

            (s) Agent shall have received Collateral Access Agreement(s) with respect to the following locations: 2520 Renaissance Boulevard, King of Prussia, Pennsylvania, 800 Arlington Boulevard, Swedesboro, New Jersey and the Borrower's chief executive office.

            (t)   Agent shall have syndicated the Special Subline;

            (u) Parent shall have made an equity contribution to Borrower's stockholder's equity in an amount no less than $23,200,000, of which no less than $20,800,000 shall be in cash;

            (v) Agent shall have received and reviewed the Debtors' financial statements for the six months ended July 31, 2001 and deemed the financial performance reflected thereby to be acceptable in Agent's Discretion;

            (w) The Final Bankruptcy Court Order shall have been Entered and shall be a Final Order;

            (x) Agent shall have had the opportunity to review, and shall be satisfied with, in Agent's Discretion, the capitalization, ownership and management of Borrower and Parent, including without limitation, the terms and conditions of the employment of the Key Managers; and

            (y) WFRF and Parent shall have entered into a mutually acceptable amendment to the Parent Loan Facility.

3.2. Conditions Precedent to all Advances and all Letters of Credit. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents, as amended from time to time, shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, the Lender Group or any of their Affiliates;

            (d) the amount of any requested Advance or Letter of Credit shall not exceed Availability at such time and, after giving effect to any such Advances or Letters of Credit, the Borrower shall have: (i) Availability of no less than $3,000,000 under the Standard Line if the Special Subline remains in effect; or (ii) Availability of $5,000,000 if the Special Subline has been terminated in accordance with Section 3.7;

            (e) the Final Bankruptcy Court Order, in form and substance satisfactory to the Agent, shall be in full force and effect and shall not have been reversed, stayed, modified or amended, except for such modifications and amendments mutually agreed to by Borrower and Agent and there shall have been no material objections to either Order by any interested party which remain subject to appeal; and

            (f) no action shall have been taken by the Debtors, the Committee or any other party in interest in the Debtors' Bankruptcy Case: (i) challenging any provision of this Agreement or the priority, validity or perfection of the Agent's Liens; or (ii) seeking the revocation, amendment or rescission of the Final Bankruptcy Court Order.

3.3. Conditions Subsequent. As a condition subsequent to the initial funding hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

            (a) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

            (b) use its best efforts to obtain within (i) 45 days of the Closing Date Collateral Access Agreements, in form and substance acceptable to Agent, for any store locations in Landlord Lien States for which such Collateral Access Agreements were not obtained as of the Closing Date, and (ii) 60 days of the Closing Date Collateral Access Agreements, in form and substance acceptable to Agent, for any store or other locations in non-Landlord Lien States for which such Collateral Access Agreements were not obtained as of the Closing Date, and Borrower acknowledges that the failure to obtain any such agreements will result in the creation or maintenance (as the case may be) of a reserve as set forth in the definition of "Availability Reserves"; and

            (c) within 60 days after the Closing Date: Agent shall have received
(i) monthly projections for Borrower's fiscal year ending January 26, 2002, which projections shall be acceptable to Lenders; and (ii) searches reflecting the filing of its financing statements and fixture filings.

3.4. Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on September 5, 2004. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.5. Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit as provided in Section 3.6 below) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

3.6. Early Termination by Borrower of Entire Agreement. The provisions of
Section 3.4 that allow termination of this Agreement by Borrower only on the

Maturity Date notwithstanding, and subject to Section 3.8, Borrower has the option, at any time more than 30 days' after Agent has received a Refinancing Notice, to terminate this Agreement in its entirety by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit), in full.

3.7. Termination of Special Subline. Borrower has the option, at any time upon 30 days' prior written notice to Agent and the Special Subline Participant, subject in all instances to the approval of the Required Lenders, to terminate and not replace with a like facility (except as permitted pursuant to Section
3.9 below), effective as of May 16, 2002 or later, the Special Subline by paying to Agent (for the benefit of the Special Subline Participant), in cash, the Obligations outstanding under the Special Subline, in full, provided that such option may not be exercised if at the time of termination, or after giving effect thereto, a Default or Event of Event has occurred and is continuing, or
(iii) Availability under the Standard Line would be less than $15,000,000.

3.8. Right of First Refusal. If at any time Borrower receives and desires to accept a written offer (a "Refinancing Offer") from any Person to provide secured financing to Borrower for the purpose of terminating this Agreement pursuant to Section 3.6, Borrower shall deliver to Agent written notice of such Refinancing Offer (the "Refinancing Notice") within 15 days of Borrower's receipt thereof. The Refinancing Notice shall set forth all of the material terms of the Refinancing Offer. Upon receipt of the Refinancing Notice, Agent shall have the right but not the obligation to provide Borrower secured financing substantially on the terms contained in the Refinancing Offer, which right shall terminate if Agent does not provide written notice to Borrower of its intent to provide such secured financing within 15 days of Agent's receipt thereof or if such financing is not in fact provided by Agent within 30 days of its receipt of the Refinancing Notice, or upon Agent's delivery of notice to Borrower that it will not exercise its rights thereunder.

3.9. Hilco. Borrower acknowledges that Hilco is presently contemplated to be the Special Subline Participant for a period ending no later than May 16, 2003 (the "Special Subline Date"). Borrower agrees that on or before the Special Subline Date, unless the Special Subline has been terminated before such date in accordance with the requirements of Section 3.7, Borrower shall replace Hilco with a replacement Special Subline Participant acceptable to Agent in Agent's Discretion.

4.    CREATION OF SECURITY INTEREST.

4.1.  Grant of Security Interest.

            (a) Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations (including, without limitation, the Borrower's Obligations under the Borrower Guaranty) in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrower. Anything contained in this

Agreement or any other Loan Document to the contrary notwithstanding, except as provided in Section 7.4, Borrower shall have no authority, express or implied, to dispose of any item or portion of the Collateral.

            (b) The grant of the security interest in Section 4.1(a) above is intended by each of the parties hereto to be a grant of a blanket security interest in all of Borrower's personal property. In applying the law of any Pre-Effective Jurisdiction, Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of the Borrower's right, title and interest in, to and under the following property, whether now or hereafter existing, owned or acquired by the Borrower, which property shall be deemed to be included in the definition of "Collateral":

                  (i) all equipment of Borrower, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto;

                  (ii) all inventory in all of its forms of Borrower, including
       (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which Borrower have an interest in mass or a joint or other interest or right of any kind (including goods in which Borrower have an interest or right as consignee), and (iii) all goods which are returned to or repossessed by Borrower, and all accessions thereto, products thereof and documents therefor;

                  (iii) all accounts, accounts receivable, loans, contracts, contract rights, chattel paper, documents, instruments, investment property and general intangibles (including tax refunds) of Borrower, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services;

                  (iv) all intellectual property collateral of Borrower, including goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, or literature;

                  (v) all chattel paper, documents and instruments of Borrower;

                  (vi) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing;

                  (vii) all of the Borrower's other property and rights of every kind and description and interests therein; and

                  (viii) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (i) through (vii) above, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

            (c)   Leasehold Interests.

                  (i) Borrower hereby grants to Agent, for the benefit of the Lender Group, a security interest in, collateral assignment of, and mortgage upon all of the Borrowers' Leasehold Interests to secure all Obligations. The Borrower agrees to execute and deliver to Agent, upon the reasonable request of Agent, one or more leasehold mortgages which are acceptable to Lender and its counsel with respect to Borrower's Leasehold Interests, duly executed and acknowledged on behalf of the Borrower and in proper form for recording in the appropriate land records with the appropriate county or municipal filing officer ("Leasehold Mortgages"), together with any UCC-1 Financing Statements covering any ancillary security interest granted under any of the Leasehold Mortgages, and has provided herewith full legal descriptions, including the identity of each fee owner, of each Leasehold Interest. Borrower shall use commercially reasonable efforts to obtain any necessary consents to the delivery and recordation of such Leasehold Mortgages (which efforts shall not include monetary expenditures in excess of nominal amounts).

                  (ii) Borrower represents and covenants to the Agent and the Lender Group and shall, as of the date hereof and until the Borrower has indefeasibly paid and satisfied in full any and all of the Obligations, fully comply with each of the following terms and conditions:

                        (A) Except to the extent provided in any lease thereof or there exists a valid, unavoidable statutory or state law lien in favor of any Landlord, each Leasehold Interest is and shall at all times be free and clear of all liens, claims and encumbrances of any nature or description other than Permitted Liens and no other creditor of the Borrower (secured or unsecured) other than holders of Permitted Liens shall be entitled to encumber the Leasehold Interests without the written consent of Agent.

                        (B) The security interest and mortgage upon any Leasehold Interest granted to Agent is and shall be subordinate, where applicable, only to the Permitted Liens and to liens or mortgages granted by the owner of the fee and any other Encumbrance which is accorded priority ahead of the liens of the Agent under the Loan Documents;

                        (C) Except: (x) for those Leasehold Interests which, with Agent's consent, a Borrower has voluntarily conveyed or assigned, (y) where Agent otherwise consents and/or (z) for amounts the validity of which is being contested in good faith by Borrower and for which reserves may be established at any time by Agent as provided herein in respect of the amounts due or amounts which may become due from Borrower to such owners or lessors, Borrower is and shall remain current in the payment of all rent and additional rent, including, without limitation, taxes, insurance, and other charges or amounts due each of owner and/or lessor as provided for in each Leasehold Interest, as well as in compliance with all other terms of each Leasehold Interest,

                  (iv) Borrower shall pay all fees and expenses associated with any recordation of the Leasehold Mortgages, including, without limitation, reasonable attorney's fees and legal expenses incurred by Agent's in connection with the retention of local real estate counsel, if reasonably necessary.

(v) Borrower shall provide Agent with an analysis by an independent appraiser reasonably acceptable to Agent, such report to be in form and substance acceptable to Agent, of the fair market value of all of the Leasehold Interests within thirty (30) days of the Closing Date, the scope of such analysis to be mutually agreed upon by Borrower and Agent. Borrower acknowledges and agrees that Agent, based on the results of such report, may require that Borrower execute and deliver Leasehold Mortgages on certain of the Leasehold Interests, as contemplated by Section 4.1(c).

4.2. Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon receipt thereof, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

4.3. Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that they receive and immediately will deliver said Collections to Agent in their original form as received by Borrower.

4.4. Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, Mortgages, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Agent's Liens in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents. Without limiting the foregoing, Borrower shall give the Agent prompt written notice of any Commercial Tort Claim of Borrower not specifically identified herein and grant to Agent, for the benefit of the Lender Group, a security interest therein and the proceeds thereof.

4.5. Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

4.6. Right to Inspect; Inventories, Appraisals, Audits. Agent (through any of their respective officers, employees, or agents), and together with any Lender that so elects shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:

            (a) Borrower agrees to conduct physical inventories at no less than 40 of Borrower's store locations during each fiscal quarter, except the final fiscal quarter of Borrower's fiscal year, and at each of Borrower's distribution centers at least once per fiscal year. Agent, at the expense of Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrower. The first such inventory at Borrower's distribution centers shall be completed before February 28, 2002. Borrower shall provide to Agent within 15 days of the Closing Date a schedule of the store locations where such inventories shall be conducted. Without limiting any provision of this

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

Agreement, Agent may establish or expand the Availability Reserves and Inventory Reserves based on the results of such physical inventories.

            (b) Agent from time to time, but not more often than quarterly if no Event of Default has occurred and is continuing, obtain or conduct (in all events, at Borrower's expense) appraisals conducted by such appraisers as are satisfactory to Agent, the first such appraisal and all related reports to be completed no later than October 31, 2001. In addition to the foregoing, the Agent may from time to time obtain desktop appraisals.

            (c) Agent contemplates conducting quarterly commercial finance audits (in each event, at the Borrower's expense) of Borrower's Books, provided that such audits may occur more frequently if an Event of Default has occurred and is continuing.

            (d) Agent from time to time (in all events, at Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of Borrower's business premises. Agent shall provide Borrower with a copy of any non-company confidential results of such mystery shopping upon Borrower's written request.

            (e) The Special Subline Participant shall have the right to participate in the foregoing to the extent and in the manner provided for in the Participation Agreement

5.    REPRESENTATIONS AND WARRANTIES.

      In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group, which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance and the issuance of each Letter of Credit thereafter, as though made on and as of the date of such Advance or, Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1. No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

5.2.  Reserved.

5.3. Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects.

5.4. Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

5.5. Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) or as indicated on Schedule 6.11 and are located only at the locations identified on Schedule 6.11 or otherwise permitted by Section 6.11.

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

5.6. Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's Cost therefor.

5.7. Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement. The jurisdiction of organization of Borrower is as indicated in such preamble. The FEIN and the state organizational identification number of Borrower are correctly listed on Schedule 5.7.

5.8.  Due Organization and Qualification; Subsidiaries.

            (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

            (b) Set forth on Schedule 5.8, is a complete and accurate list of the direct and indirect Subsidiaries of Borrower, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of the Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

5.9. Due Authorization; No Conflict.

            (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

            (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower other than credit facilities with the Existing Lender, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or other equity holders or any approval or consent of any Person under any material contractual obligation of any of the Borrower.

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

            (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

            (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Agent's Liens granted by Borrower in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

5.10. Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, Parent or any other guarantor of the Obligations, except for: (a) matters disclosed on Schedule 5.10; (b) matters covered by applicable insurance of the Borrower; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not cause a Material Adverse Change.

5.11. No Material Adverse Change. Except as set forth on Schedule 5.11, all financial statements relating to Borrower, Parent or any other guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower or Parent (or any other guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

5.12. Reserved.

5.13. Employee Benefits. None of Borrower, any of its Subsidiaries, or any of its ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which they are obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

5.14. Environmental Condition. None of Borrower's properties or assets have ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets have ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

5.15. Licenses.   Each license, distributorship, franchise, and similar
agreement issued to, or to which Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. Borrower has not received any notice or threat of cancellation of any such license or agreement.

5.16. Leases. Schedule 5.16, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. The Borrower hereby authorizes Agent at any time and from time to time to contact any of Borrower's landlords in order to confirm Borrower's continued compliance with the terms and conditions of the Lease(s) between Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such Lease(s), as Agent may determine in Agent's Discretion.

5.17. DDAs.

            (a) Schedule 5.17 sets forth all present DDAs, and includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; (iii) a contact person at such depository; and (iv) the telephone number of the contact person.

            (b) Borrower will not establish any DDA hereafter unless Borrower, contemporaneous with such establishment, delivers to Agent a control agreement (in form satisfactory to Agent) executed on behalf of the depository in favor of Agent with which such DDA is being established.

5.18. Credit Card Receipts. Schedule 5.18 sets forth all arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of all credit card charges for sales by Borrower. Borrower shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.

5.19. Brokerage Fees. Borrower has not utilized the services of any broker or finder in connection with Borrower obtaining financing from the Lender Group under this Agreement or in connection with the transactions contemplated by the Purchase Agreement and, to Borrower's knowledge, no brokerage commission or finders fee that may arise in connection with the Borrower obtaining financing from the Lender Group under this Agreement or the Agreement shall be payable by the Borrower.

5.20. Payment of Taxes. Except where the failure to do so would not have a Material Adverse Effect and except with respect to the tax liens set forth on Schedule T-1, (a) all tax returns required to be filed by Borrower have been timely filed and (b) all taxes upon Borrower or their properties, assets, income and franchises (including real property taxes and payroll taxes) but not subject of a Permitted Protest have been paid prior to delinquency.

5.21. Bankruptcy Court Disclosures. All written and oral statements made by or on behalf of the Borrower to the Bankruptcy Court related to the Purchase Agreement were true and complete in all material repsects and the Final Bankruptcy Court Order was not obtained by fraud or misrepresentation. The Borrower acted in good faith at all times in connection with the Purchase Agreement and did not collude with any Person in seeking to purchase the Debtors' assets.

5.22. Updates. Borrower shall deliver to Agent from time to time supplements to or replacements of the Schedules to this Agreement to the extent that any information thereon is not true and correct in all material respects, provided that such supplements and replacements shall be effective only upon receipt and approval by Agent (such approval not to be unreasonably withheld) and shall not retroactively apply to prior representations and warranties made by the Borrower.

6.    AFFIRMATIVE COVENANTS.

      Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following (except to extent compliance is specifically waived by the Agent in writing):

6.1. Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower also shall keep a modern inventory reporting system that shows accurate current stock, cost and sales records of Inventory, that accurately and sufficiently itemizes and describes the kinds, types and quantities of Inventory and the cost and selling prices thereof, and that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

6.2. Collateral and Financial Reporting. Provide Agent, or such other party as Agent shall designate with the following documents at the following times in form satisfactory to Agent:

            (a) Borrowing Base Certificate. Borrower shall provide to Agent, on each Business Day, a Borrowing Base Certificate (in the form of Exhibit 6.2, as such form may be revised from time to time by Agent). Such Certificate may be sent to Agent by facsimile transmission, provided that, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No

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

adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be requested by Agent from time to time.

            (b) Weekly Reports. Weekly, not later than Wednesday for the immediately preceding fiscal week:

                  (i) sales audit report or cash reconciliation (Borrower's format in use on the Closing Date is acceptable);

                  (ii) collateral activity summary (the so-called "roll forward inventory report") in a form substantially similar to Exhibit W-1;

                  (iii) "flash sales report" by geographical market (Borrower's format in use on the Closing Date is acceptable);

                  (iv)  purchases/receipts by department; and

            (c) Monthly Reports. Monthly, Borrower shall provide to Agent original counterparts of (each in such form as Agent from time to time may specify):

                  (i) Within 15 days of the end of each month for the immediately preceding month;

                        (A)   purchase and a/p aging analysis report;

                        (B)   stock ledger by department;

                        (C)   inventory certificate;

                        (D)   accounts payable aging by invoice date;

                        (E)   rent, tax and insurance compliance certificate;

                        (F)   accounts payable summary;

                        (G)   last date received report (inventory aging);

                        (H)   open to buy;

                           (I) on order reporting; and

                        (J) updated self insurance accrual report.

                  (ii) Within 30 days of the end of each month for the immediately preceding month:

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

                        (A)   store p and ls;

                        (B) inventory reconciliation of the stock ledger to general ledger;

                        (C) financial statements including balance sheet, income statement (consolidated and by store), cash flow report and comparison of same store sales;

                        (D) gross margin reconciliation of the stock ledger to the general ledger;

                        (E)   statement of store activity; and

                        (F) officer's compliance certificate.

                  (iii) For purposes of Section 6.2(c)(i)(A), above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be August 2001 and for purposes of Section 6.2(c)(i)(B) above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be August 2001.

            (d)   Reserved.

            (e)   Annual Reports.

                  (i) In addition to the monthly reports required under this
Section 6.2 annually, within 90 days following the end of Borrower's and its Subsidiaries' fiscal year, Borrower shall deliver to Agent an original signed counterpart of Borrower's and its Subsidiaries' annual financial statement, on a consolidated basis, which statement shall have been audited by, and bear the unqualified opinion of Borrower's independent certified public accountants reasonably acceptable to Agent (i.e. said statement shall be "certified" by such accountants) certifying that such statements have been prepared in accordance with GAAP and without any explanatory paragraphs or other qualifying paragraphs, together with a copy of such accountant's letter to management. Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, profit and loss statement, income statement of changes in shareholders' equity, and cash flows. Borrower shall provide an interim draft of such financial statements within 60 days after year-end, inclusive of subsequent periods, which draft shall not be required to contain footnotes, until the year-end statements are finalized. Together with the above, Borrower also shall deliver to Agent Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission as soon as the same are filed, any press releases of Borrower, and any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Borrower and its Subsidiaries. Prior to the Closing Date, Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's and its Subsidiaries' financial statements, papers related thereto, and other accounting records of any nature in their possession and to disclose to Agent any information they may have regarding Borrower's and its Subsidiaries' business affairs and financial condition.

                  (ii)  Reserved.

            (f) Officers' Certificates. Borrower shall cause its chief accounting officer to provide a Compliance Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Compliance Certificate shall:

                  (i) indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of Borrower and its Subsidiaries at the close of, and the results of Borrower's and their Subsidiaries' operations and cash flows for, the period(s) covered, subject, however (with the exception of the certificate which accompanies such annual statement) to usual year end adjustments;

                  (ii) indicate either that (i) no Default or Event of Default has occurred and that default or Event of Default has occurred under the PNC Loan Documents or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by Borrower to be taken on account thereof;

                  (iii) include calculations concerning Borrower's compliance (or failure to comply) at the date of the subject statement with the covenant included in Sections 7.20 through 7.22;

                  (iv)  indicate that all payments required to be paid under
Section 6.17 have been timely paid; and

                  (v) indicate that premiums for insurance required under
Section 6.9 have or have not been paid.

            (g)   Additional Financial Information.

                  (i) In addition to all other information required to be provided pursuant to this Section 6.2, Borrower promptly shall provide to Agent such other and additional information concerning Borrower, any Subsidiary of Borrower, Parent and any other guarantor of the Obligations, the Collateral (and other collateral securing repayment of the Obligations), the operation of Borrower's and its Subsidiaries' business, and Borrower's and its Subsidiaries' financial condition, including original counterparts of financial reports and statements, as Agent may from time to time reasonably request from Borrower.

                  (ii) Borrower may provide Agent, from time to time hereafter, with updated Business Plans. In all events, Borrower, not later than 60 days prior to the end of each of Borrower's fiscal years, shall deliver to agent an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year and the final Business Plan within 15 days of the end of Borrower's fiscal year. In each event, such updated and extended Business Plans shall be provided in the same form as that provided to and approved by Borrower's Board of Directors and reasonably satisfactory to Agent.

            (i) Electronic Reporting. At Agent's option, all information and reports required to be submitted to Agent by Borrower shall be transmitted electronically pursuant to an electronic transmitting reporting system and shall be in a record layout format designated by Agent from time to time.

6.3. Tax Returns. Deliver to Agent copies of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

6.4.  Reserved.

6.5. Returns. Cause returns and allowances, if any, as between Borrower and their Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

6.6. Title to Equipment. Upon Agent's request, Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

6.7. Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

6.8. Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by

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applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

6.9.  Insurance.
            (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

            (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent any Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $1,000,000; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrower's cost.

            (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Agent shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.9 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

            (d) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 60 days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the

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right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

            (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.9, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

6.10. No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

6.11. Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.11; provided, however, that Borrower may amend Schedule 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfecting the Lien of Agent for the benefit of the Lender Group, security interests in such assets and also provides to Agent a Collateral Access Agreement.

6.12. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

6.13. Employee Benefits.

            (a) Deliver to Agent: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate,

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and any action taken or threatened by the IRS, Department of Labor, or PBGC and
Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,
(ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

            (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

6.14. Leases. Pay when due all rents and other amounts payable under any Leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its Leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

6.15. Mailing Lists, Advertising. Borrower shall add Agent as an addressee on all mailing lists maintained by or for Borrower. At the request of Agent, Borrower shall provide Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

6.16. Payroll and Operating Accounts. Maintain separate "zero-balance" payroll and operating accounts at a depository institution acceptable to Agent.

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6.17. Rent and Lease Obligations. Pay all rent and additional rent and all other obligations under all Capital Leases and operating leases, provided, however, that to the extent any operating lease is in dispute, the Agent may, in the Agent's Discretion, pay amounts due on such lease or leases.

6.18. Borrower Acknowledgment. Borrower acknowledges, and agrees to, the Participation and Intercreditor Agreement, and acknowledges and confirms that Hilco, for so long as it is named as "Participant" therein, shall for all purposes this Agreement constitute a Lender with all attendant rights and benefits, including rights to indemnification and rights to reimbursement for Lender Group Expenses.

7. NEGATIVE COVENANTS.

      Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without the prior written consent of the Agent:

7.1. Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

            (b) Indebtedness set forth in the latest financial statements of Borrower submitted to Agent on or prior to the Closing Date;

            (c)   Indebtedness secured by Permitted Liens;

            (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness;

            (e)   Indebtedness composed of the Post-Closing Payments; and

            (f)   Permitted Subordinated Indebtedness.

7.2. Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements

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of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

7.3.  Restrictions on Fundamental Changes.   Enter into any merger,
consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets except that, subject to Agent's approval, the Borrower may cause the merger of a subsidiary of a Borrower into the Borrower.

7.4. Disposal of Assets. Except as set forth on Schedule 7.4, sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets (including, without limitation, by a "store-closing" or "going-out-of-business" sale) other than (i) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted and (ii) sales of other assets outside the ordinary course of business to the extent contemplated by the Business Plan (including the Planned GOB Store Sales), provided that such sales are for cash for fair market value and the methods of effectuating such sales are acceptable to Agent in the Agent's Discretion.

7.5. Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name other than those acquired from the Debtors.

7.6. Guarantee. Except with respect to the Borrower Guaranty and guarantees secured by Permitted Liens, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

7.7. Nature of Business. Make any change in the principal nature of Borrower's business.

7.8.  Prepayments and Amendments.

            (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

            (b) Directly or indirectly, amend, modify, alter, increase, or change any of the material terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

7.9. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.10. Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale

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(except for Borrower's customary return policy applicable to the return of inventory purchased by Borrower's retail customers in the ordinary course of Borrower's business), or have possession of any property on consignment to Borrower.

7.11. Distributions. Make any Restricted Junior Payment.

7.12. Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information, provided that Agent shall not disclose such information to Borrower's competitors.

7.13. Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

7.14. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in furtherance of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

7.15. Suspension. Suspend or go out of a substantial portion of its business.

7.16. Compensation. Increase the annual fee or per-meeting fees paid to directors during any year or increase by more than 15% in any year the total cash compensation, during any year, paid to or accrued by officers and senior management employees except as provided in a severance and retention plan approved by the board of directors of Borrower or approved by Agent or as assumed by Borrower pursuant to the Purchase Agreement.

7.17. Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, (ii) to pay sums due and owing in cash under the Purchase Agreement, and (iii) to pay transactional costs and expenses incurred in connection with this Agreement, and
(b) thereafter, consistent with the terms and conditions hereof and the Business Plan, for its lawful and permitted corporate purposes.

7.18. Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate Borrower's chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing

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statements  or fixture  filings  requested  by Agent as necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provide to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

7.19. No Prohibited Transactions Under ERISA.  Directly or indirectly:

            (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

            (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

            (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA that reasonably could be expected to exceed $250,000;

            (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

            (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

            (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

            (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

7.20. Financial Covenants.

            (a) Minimum Tangible Net Worth. Fail to have a Tangible Net Worth of
(i) at least $26,000,000 as of the end of its fiscal year ending February 2,

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2002 or (ii) as of any calendar month ending on or after February 28, 2002, at least 85% of the projected Tangible Net Worth set forth in the Business Plan. For the purposes of this Section 7.20, "Tangible Net Worth" means, as of any date of determination, the result of (a) the total stockholders' equity in the Borrower minus (b) the sum of (i) all Intangible Assets of the Borrower, (ii) all of the Borrower's prepaid expenses and (iii) all amounts due to any of the Borrower from its respective Affiliates.

7.21. Retail Performance and Other Covenants. Fail to observe or comply with each of the covenants set forth on Schedule 7.21.

7.22. Capital Expenditures. Make capital expenditures in (a) the fiscal year ending February 2, 2002 in excess of (i) $5,000,000 or (ii) in any fiscal quarter thereof, $2,500,000 and (b) any fiscal year thereafter in excess of an amount to be approved by the Agent.

7.23. Pay Down of Special Subline. Fail to reduce the outstanding Advances under the Special Subline to $7,500,000 on December 26 of each year or fail to maintain the Special Subline Advances at such amount through April 30 of the following year.

7.24. Minimum Special Subline Advances. Unless the Special Subline has been terminated in accordance with Section 3.7, fail to ensure that the outstanding Advances in respect of the Special Subline equal or exceed $10,000,000 during the period from May 1 through December 24 of each year.

7.25. Post-Closing Payments. Make any Post-Closing Payment if at the time of such payment, or after giving effect thereto, a Default or Event of Default shall have occurred and be continuing.

8.    EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

8.1. If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

8.2. (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in 6.3 (Tax Returns), 6.6 (Title to Equipment), 6.11 (Location of Inventory and Equipment), 6.12 (Compliance with Laws), or 6.13 (Employee Benefits), of this Agreement and such

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failure  continues  for a period of 5 Business  Days after the  earlier  of: (i)
notice thereof to Borrower by Agent, or (ii) the date Borrower was required to give notice to Agent pursuant to Section 6.2(f)(ii);

            (b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.7 (Maintenance of Equipment) or 6.15 (Mailing Lists, Advertising) of this Agreement and such failure continues for a period of 15 Business Days ; after the earlier of: (i) notice thereof to Borrower by Agent, or (ii) the date Borrower was required to give notice to Agent pursuant to
Section 6.2(f)(ii);or

            (c) If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern.

8.3.  If there is a Material Adverse Change;

8.4. If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

8.5. If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

8.6. If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon a material portion of any of Borrower's properties or assets and the same is not paid on the payment date thereof;

8.7. If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

8.8. If there is a default in any material agreement for borrowed money to which any Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

8.9. If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

8.10. If any material misstatement or material misrepresentation (as of the time such statement or representation is made) exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

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8.11.  If the  obligation  of Parent or any other  third  Person  under any Loan
Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

8.12. If the Borrower closes, or liquidates the Inventory at, any store location; or enters into a contract obligating Borrower to close, or liquidate the Inventory at, any store location; in any case without the prior written consent of the Agent;

8.13. If Borrower fails to pay when due any Post-Closing Payment in an amount greater than $25,000;

8.14. If the Final Bankruptcy Court Order is in any way amended, modified, revoked, rescinded, annulled, overruled, stayed or terminated without the Agent's prior written consent; or

8.15. If any Key Manager ceases to perform the duties of office held by such Key Manager as of the date of this Agreement and no successor acceptable to Agent, in Agent's Discretion, commences performance of such duties with 60 days of such date;

8.16. If any Event of Default shall occur under the Parent Loan Facility; or

8.17 If any  default  or  event  of  default  shall  occur  under  the PNC  Loan
Documents.

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

9.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Agent may, without notice of its election and without demand, do any one or more of the following, all of which are authorized by
Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

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            (e) Cause Borrower to hold all returned Inventory in trust for the
Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

            (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agree to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, and in addition to the Lien of Agent for the benefit of the Lender Group therein, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Concentration Account or any other Blocked Account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

            (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Concentration Account or the other Blocked Accounts, to secure the full and final repayment of all of the Obligations;

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (j) Sell the Personal Property Collateral at either a public or private sale (including going out of business sales), or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale. Agent may conduct one or more going out of business sales, in Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by Borrower. Agent and

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any such agent or contractor, in conjunction with any such sale, may augment the
Inventory with other goods (all of which other goods shall remain the sole property of Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of Agent or such agent or contractor and neither Borrower nor any Person claiming under or in right of Borrower shall have any interest therein.

            (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Agent shall give Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                  (iii) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

            (l)   Agent may credit bid and purchase at any public sale; and

            (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

9.2. Remedies Cumulative. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

      If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits

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or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in Agent's Discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

11.1. Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

11.2. The Lender Group's Liability for Collateral. Except in the event of its gross negligence or willful misconduct, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

11.3. Indemnification. Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, including the Special Subline Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have

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

resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

11.4. Damages. Borrower waives any claim it may now or in the future have against the Lender Group or any of them for consequential, special, or punitive damages.

12.   NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:
             If to Borrower:        ZB Company, Inc.
                                    26610 Agoura Road, Suite 250
                                    Calabasas, California  91302
                                    Attention:  Legal
                                    Tel:  818.707-7100
                                    Fax:  818.735-7242

             with copies to:        FULBRIGHT & JAWORSKI L.L.P.
                                    865 South Figueroa Street
                                    29th Floor
                                    Los Angeles, California  90017
                                    Attention:  Victor Hsu, Esq.
                                    Tel:  213.892.9326
                                    Fax:  213.680.4518

             If to Agent or the     WELLS FARGO RETAIL FINANCE, LLC
             Lender Group in        One Boston Place
             care of Agent:         18th Floor
                                    Boston, MA  02108
                                    Attention:  Andrew H. Moser
                                              Todd Colpitts
                                    Tel:  617.854.7225
                                    Fax: 617.523.4032

             and with copies to:    CHOATE, HALL & STEWART
                                    53 State Street, Exchange Place
                                    Boston, MA 02109
                                    Attention:  Peter M. Palladino, P.C., Esq.
                                    Tel:  617-248-2132
                                    Fax:  617-248-4000

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      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections 9.504 or 9.505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9.504 or 9.505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
13. BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   DESTRUCTION OF BORROWER'S DOCUMENTS.

      All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent 4 months after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

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15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

15.1. Assignments and Participations.

            (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit A-1 which Assignment and Acceptance shall contain an acknowledgment of the terms of the Participation and Intercreditor Agreement; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

            (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has

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

received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

            (e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such

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Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances or the Letters of Credit. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.

            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

            (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. 15.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to
Section 15.1, no consent or approval by Borrower is required in connection with any such assignment.

16. AMENDMENTS; WAIVERS.

16.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders or as permitted in this Agreement) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

            (a)   increase or extend the Commitment of any Lender;

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

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

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which is required for the Lenders or any of them to take any action hereunder;

            (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change
Section 2.1(b);

            (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

            (g) release Collateral, or subordinate the Lien of Agent in any of the Collateral, other than as permitted by Section 17.11;
                                              -------------

            (h)   change the definition of "Required Lenders";

            (i) release Borrower from any Obligation for the payment of money; or

            (j)   amend any of the provisions of Article 17;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Swing Loans, as applicable, in accordance with the provisions of Sections 2.1(g), (h), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

16.2. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

17. AGENT; THE LENDER GROUP.

17.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFRF as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and

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to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by
Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

17.2. Delegation of Duties. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

17.3. Liability of Agent-Related Persons. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the

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transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

17.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of willful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

17.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:

            (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be

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deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

            (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

17.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

17.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse

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Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

17.8. Agent in Individual Capacity. WFRF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and Parent and their respective Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFRF were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, WFRF and its Affiliates may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, WFRF shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include WFRF in its individual capacity.

17.9. Successor Agent. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within 30 days of such retiring Agent's Notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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17.10.      Withholding Tax.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

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            (e) If the IRS or any other Governmental Authority of the United
States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

17.11.      Collateral Matters.

            (a) The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of the Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms

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and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

17.12. Restrictions on Actions by Lenders; Sharing of
Payments.

            (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

            (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

17.13. Agency for Perfection. Agent and each Lender hereby appoints each other as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

17.14. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate

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for itself by written notice to Agent. Concurrently with each such payment,
Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

17.15. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to Sections 2.3(b) and 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

17.16. Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender;

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

            (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

            (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and all Agent

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Related Persons and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and all Agent Related Persons and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and all Agent Related Persons and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

17.17. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

18. GENERAL PROVISIONS.

18.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

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18.2.  Section  Headings.  Headings  and numbers  have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

18.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

18.4.
Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

18.5. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

18.6. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

18.7. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

18.8. Right to Publish Notice. Any Lender may, at such Lender's discretion and expense, publicize by so-called "tombstone" advertising or otherwise the Lender Group's financing transaction with Borrower and may utilize any logo or other distinctive symbol associated with the Borrower in connection with any such advertising, promotion, or marketing undertaken by the Lender Group.

            IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date first above written.

                                    BORROWER:

                                    ZB COMPANY, INC., a Delaware corporation


                                    By:  /s/ Raymond P. Springer
                                        ------------------------
                                    Name:  Raymond P. Springer
                                    Title: Chief Financial Officer


                                     AGENT:

                                    WELLS FARGO RETAIL FINANCE, LLC, as Agent


                                    By:  /s/ Patrick J. Norton
                                         ---------------------
                                    Name:  Patrick J. Norton
                                    Title: Vice President


                                    LENDERS:

                                    WELLS FARGO RETAIL FINANCE, LLC, as a
                                     Lender


                                    By:  /s/ Patrick J. Norton
                                         ---------------------
                                    Name:  Patrick J. Norton
                                    Title: Vice President

                                   Exhibit A-1

                        FORM OF ASSIGNMENT AND ACCEPTANCE


                             Intentionally omitted

                                   Exhibit B-1

                                  BUSINESS PLAN


                             Intentionally omitted

                                   Exhibit C-1

                        FORM OF COMPLIANCE CERTIFICATE
                        ------------------------------




                             Intentionally omitted

                                   Exhibit D-1

                        FINAL BANKRUPTCY COURT SALE ORDER


                             Intentionally omitted

                                   Exhibit L-1

                              FORM OF LIBOR NOTICE



                             Intentionally omitted

                                   Exhibit 6.2

                       FORM OF BORROWING BASE CERTIFICATE

                             Intentionally omitted

                                  Schedule C-1

                           COMMITMENTS ON CLOSING DATE




                             Intentionally omitted

                                  Schedule 7.21

                    RETAIL PERFORMANCE AND OTHER COVENANTS

A. Maximum Effective Advance Rate. The maximum Effective Advance Rate for each calendar month of each calendar year shall be as set forth below. The Maximum Effective Advance Rate shall be tested at the end of each calendar month, except that in the month of December for each year of this Agreement, the Maximum Effective Advance Rate shall be tested December 24.

                                       Maximum Effective
             Calendar Month(s)            Advance Rate

             January                          50%

             February                         50%

             March                            50%

             April                            65%

             May                              65%

             June                             65%

             July                             65%

             August                           70%

             September                        70%

             October                          70%

             November                         70%

             December                         35%

B. Ratio of Purchases to Cost of Goods Sold. As of the last Business Day of each calendar month (beginning on the last Business Day of November 2001), the Borrower shall not permit the ratio of purchases to costs of goods sold for the trailing three calendar months ended on the last date of each such month to be less than the ratio set forth below for the applicable month.

                                      Ratio of Purchases
             Calendar Month(s)      to Cost of Goods Sold

             January through May          0.30:1.00

             June                         0.70:1.00

             July                         1.00:1.00

             August                       1.25:1.00

             September                    1.25:1.00

             October                      1.35:1.00

             November                     1.00:1.00

             December                     0.50:1.00

C. Minimum Availability. At all times during the term of this Agreement, Borrower shall have Availability under the Standard Line of not less than: (i) $3,000,000 while the Special Subline is in effect, or (ii) $5,000,000, if the Special Subline has been terminated.

D. Minimum/Maximum Inventory. At all times during the term of this Agreement, tested as of the end of each calendar month, the Cost value of Borrower's Inventory shall not differ by more than 15% from the applicable amount for such date set forth in the Borrower's Plan.